Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GULF COAST OIL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED TERM NOTE

FOR VALUE RECEIVED, GULF COAST OIL CORPORATION, a Delaware corporation (the “Company”) hereby promises to pay to VALENS U.S. SPV I, LLC (the “Holder”) or its registered assigns or successors in interest, the sum of Three Million One Hundred Thousand Dollars ($3,100,000), together with any accrued and unpaid interest hereon, on November 22, 2010 (the “Maturity Date”) if not sooner indefeasibly paid in full.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) among the Company, the Holder, each other Purchaser and LV Administrative Services, Inc., as administrative and collateral agent for the Purchasers (the “Agent” together with the Purchasers, collectively, the “Creditor Parties”).

The following terms shall apply to this Secured Term Note (this “Note”):

ARTICLE I

CONTRACT RATE AND AMORTIZATION

1.1           Contract Rate.  Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2%) (the “Contract Rate”).  The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate.  The Contract Rate shall not at any time be less than eight percent (8%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on March 1, 2008, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.2           Contract Rate Payments.  The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.

1.3           Principal Payments.  Amortizing payments of the Principal Amount shall be made by the Company on December 1, 2007 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”).  So long as no Event of Default shall have occurred and then be continuing, interest hereunder shall only be payable as a component of the Amortization Amount (as hereafter defined) in accordance with the terms of this Section 1.3.  Subject to Article II below, commencing on the first Amortization Date, the Company shall make monthly payments of principal and interest to the Holder on each Amortization Date equal to the Amortization Amount.  All such payments shall be applied by the Holder first to accrued and unpaid interest, fees and expenses owing by the Company to the Holder and then to the outstanding principal balance owing hereunder.  In the event the Amortization Amount (as hereafter defined) due and payable on any Amortization Date which occurs on or after the March 1, 2008 Amortization Date is less than $26,220, then the Company shall nevertheless be required to make a payment to the Holder on such Amortization Date of an amount equal to the difference between $26,220 and the then applicable Amortization Amount, which such payment shall be applied by the Holder to accrued and unpaid interest, fees and expenses owing by the Company to the Holder and then to the outstanding principal balance owing hereunder; provided, however, during such time as an Event of Default shall have occurred and be continuing, the Company shall make interest payments hereunder to the Holder in accordance with Sections 1.1 and 2.2 of this Note without regard to any reduction in such cash interest payment which may otherwise have been applicable under this Section 1.3 had no Event of Default then been in existence.  Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement shall be due and payable on the Maturity Date.  For purposes of this Section, (a) the term “Amortization Amount” shall mean an amount equal to the product of (i) .437 times (ii) eighty percent (80%) of the Net Revenue relating to all oil and gas properties of the Company identified on Schedule A attached hereto and any others developed with the proceeds of the Loans evidenced by this Note for the calendar month immediately preceding the Amortization Date; provided, however, such percentage shall increase to one hundred (100%) upon the occurrence and during the continuance of an Event of Default and (b) “Net Revenue” shall mean the gross proceeds paid to the Company in respect of oil, gas and/or other hydrocarbon production in which the Company has an interest whether or not such proceeds are remitted to the lockbox account and/or any other blocked account established by the Company in connection with the transactions contemplated hereby net of, in each case, with respect to the period for which such Net Revenue relates (i) the reasonable ordinary day to day expenses associated with the Company’s operation of the leases, wells and equipment, including fuel, materials, labor, maintenance, routine production equipment replacement, repairs, routine workover costs to maintain production from an existing completed well, royalty, severance tax and ad valorem tax, in each case using accounting practices and procedures ordinary and customary in the oil and gas industry (collectively, the “Lease Operating Expenses”) and (ii) the Company’s reasonable estimate of its federal tax (including federal income tax) liability (after taking into account all applicable deductions, depletion and credits) (the “Estimated Taxes”), all of which, in the case of the foregoing clauses (i) and (ii), shall be subject to the Agent’s approval which shall be provided in the exercise of the Agent’s reasonable discretion based on such supporting documentation from the Company as the Agent shall request.

ARTICLE II

EVENTS OF DEFAULT

2.1           Events of Default.  The occurrence of any of the following events set forth in this Section 2.1 shall constitute an event of default (“Event of Default”) hereunder:

(a)           Failure to Pay.  The Company fails to pay when due any installment of principal, interest or other fees hereon in accordance herewith, or the Company fails to pay any of the other Obligations (under and as defined in the Master Security Agreement) when due, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

(b)           Breach of Covenant.  The Company or any of its Subsidiaries breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) days after the occurrence thereof;

(c)            Breach of Representations and Warranties.  Any representation, warranty or statement made or furnished by New Century Energy Corp. (the “Parent”), the Company, any of their Subsidiaries or any guarantor (each a “Guarantor”) issuing to the Holder a guaranty agreement (each a “Guaranty”) in connection with the transactions contemplated hereby in this Note, the Purchase Agreement or any other Related Agreement shall at any time be false or misleading in any material respect on the date as of which made or deemed made;

(d)           Default Under Other Agreements.  The occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation, in each case in an aggregate amount of not less than $100,000, of the Parent, the Company or any of their Subsidiaries beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(e)           Material Adverse Effect.  Any change or the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

(f)           Bankruptcy.  The Parent, the Company, any of their Subsidiaries or any Guarantor shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(g)           Judgments.  Attachments or levies in excess of $100,000 in the aggregate are made upon the Parent’s, the Company’s or any of their Subsidiaries’ or any Guarantor’s assets or a judgment is rendered against the Parent’s, the Company’s or any of their Subsidiaries’ or any Guarantor’s property involving a liability of more than $100,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(h)           Insolvency.  The Parent, the Company or any of their Subsidiaries or any Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(i)            Change of Control.  A Change of Control (as defined below) shall occur with respect to the Company, unless Holder shall have expressly consented to such Change of Control in writing.  A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the then outstanding voting equity interest of the Company (other than a “Person” or “group” that beneficially owns 35% or more of such outstanding voting equity interests of the Company on the date hereof), (ii) unless the Holder provides its written consent thereto (which shall not be unreasonably withheld), the Board of Directors of the Company shall cease to consist of a majority of the Company’s board of directors on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Company or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(j)             Indictment; Proceedings.  The indictment or threatened indictment of the Parent, the Company, any of their Subsidiaries or any Guarantor or any executive officer of the Parent, the Company or any of their Subsidiaries under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Parent, the Company, any of their Subsidiaries or any Guarantor or any executive officer of the Parent, the Company, any of their Subsidiaries or any Guarantor pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the Parent, the Company, any of their Subsidiaries or any Guarantor; or

(k)            The Purchase Agreement and Related Agreements.  (i) An Event of Default shall occur under and as defined in the Purchase Agreement or any other Related Agreement (including, without limitation, the breach by any Guarantor of any provision of any Guaranty), (ii) the Parent, the Company, any of their Subsidiaries or any Guarantor shall breach any term or provision of the Purchase Agreement or any other Related Agreement in any material respect and such breach, if capable of cure, continues unremedied for a period of fifteen (15) days after the occurrence thereof, (iii) the Parent, the Company, any of their Subsidiaries or any Guarantor attempts to terminate, challenges the validity of, or its liability under, the Purchase Agreement or any Related Agreement, (iv) any proceeding shall be brought to challenge the validity, binding effect of the Purchase Agreement or any Related Agreement, (v) the Purchase Agreement or any Related Agreement ceases to be a valid, binding and enforceable obligation of the Parent, the Company, any of their Subsidiaries or any Guarantor (to the extent such persons or entities are a party thereto) or (vi) an Event of Default shall occur under and as defined in any one or more of the following documents:  (i) the Securities Purchase Agreement dated as of June 30, 2005 by and between the Parent and Laurus Master Fund, Ltd. (“Laurus”) (as amended, restated, modified and/or supplemented from time to time, the “June 2005 Securities Purchase Agreement”), (ii) each Related Agreement referred to in the June 2005 Securities Purchase Agreement, as each may be amended, restated, modified and/or supplemented from time to time, (iii) the Securities Purchase Agreement dated as of September 19, 2005 by and between the Parent and Laurus (as amended, restated, modified and/or supplemented from time to time, the “September 2005 Securities Purchase Agreement”), (iv) each Related Agreement referred to in the September 2005 Securities Purchase Agreement, as each may be amended, restated, modified and/or supplemented from time to time, (v) the Securities Purchase Agreement dated as of April 28, 2006 by and between the Company and Laurus (as amended, restated, modified and/or supplemented from time to time, the “April 2006 Securities Purchase Agreement”), (vi) each Related Agreement referred to in the April 2006 Securities Purchase Agreement, as each may be amended, restated, modified and/or supplemented from time to time, (vii) the Securities Purchase Agreement dated as of June 30, 2006 by and between the Company and Laurus (as amended, restated, modified and/or supplemented from time to time, the “June 2006 Securities Purchase Agreement”), (viii) each Related Agreement referred to in the June 2006 Securities Purchase Agreement, as each may be amended, restated, modified and/or supplemented from time to time, (ix) the Securities Purchase Agreement dated as of December 28, 2006 by and between the Parent and Laurus (as amended, restated, modified and/or supplemented from time to time, the “December 2006 Securities Purchase Agreement”) and (x) each Related Agreement referred to in the December 2006 Securities Purchase Agreement, as each may be amended, restated, modified and/or supplemented from time to time.

2.2           Default Interest.  Following the occurrence and during the continuance of an Event of Default, the Company shall pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding obligations under this Note, the Purchase Agreement and each other Related Agreement, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

2.3           Default Payment.  Following the occurrence and during the continuance of an Event of Default, the Agent may demand repayment in full of all obligations and liabilities owing by the Company to the Holder under this Note, the Purchase Agreement and/or any other Related Agreement and/or may elect, in addition to all rights and remedies of the Agent under the Purchase Agreement and the other Related Agreements and all obligations and liabilities of the Company under the Purchase Agreement and the other Related Agreements, to require the Company to make a Default Payment (“Default Payment”).  The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of this Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder.  The Default Payment shall be due and payable immediately on the date that the Agent has demanded payment of the Default Payment pursuant to this Section 2.3.

ARTICLE III

MISCELLANEOUS

3.1           Cumulative Remedies.  The remedies under this Note shall be cumulative.

3.2           Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder hereof in the exercise of any power, right, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude other or further exercise thereof or of any other power, right, privilege or remedy.  All rights, powers, privileges and remedies existing hereunder are cumulative to, and not exclusive of, any rights, powers, privileges or remedies otherwise available.

3.3           Notices.  Any notice herein required or permitted to be given shall be given in writing in accordance with the terms of the Purchase Agreement.

3.4           Amendment Provision.  The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

3.5           Assignability.  This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Purchase Agreement.  The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

3.6           Cost of Collection.  In case of the occurrence of an Event of Default under this Note, the Company shall pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

3.7           Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)           THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b)           THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE RELATED AGREEMENTS; PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHERPROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER.  THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS.  THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)           THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

3.8             Severability.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

3.9             Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

3.10           Security Interest, Guarantee and Mortgage.  The Agent, for the ratable benefit of the Creditor Parties, has been granted a security interest (i) in certain assets of the Parent, the Company and Century Resources, Inc. (“CRI”) as more fully described in the Master Security Agreement dated as of the date hereof, (ii) in the equity interests of the Parent in the Company pursuant to the Stock Pledge Agreement dated as of the date hereof, (iii) in the oil and gas properties of the Company pursuant to a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated as of the date hereof and (iv) in the oil and gas properties of the Parent and CRI pursuant to a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production, dated as of the date hereof.  The obligations of the Company under this Note are guaranteed by the Parent pursuant to the Guaranty dated as of the date hereof.

3.11           Construction; Counterparts.  Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.  This Note may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

3.12           Registered Obligation.  This Note shall be registered (and such registration shall thereafter be maintained) as set forth in Section 9.4(b) of the Purchase Agreement.  Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder or (ii) registration of such holder as assignee in accordance with Section 9.4(b) of the Purchase Agreement.

IN WITNESS WHEREOF, the Company has caused this Secured Term Note to be signed in its name effective as of this 20th day of November, 2007.

GULF COAST OIL CORPORATION

By: /s/ Edward R. DeStefano
Name: Edward R. DeStefano
Title: President

WITNESS:

/s/ Michael S. Pearson

SCHEDULE A

[Confidential Information Removed]